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                                                                 Exhibit 10.27


                                                                        11.10.00

                   PURCHASE AND SALE AND ASSIGNMENT AGREEMENT

         THIS PURCHASE AND SALE AND ASSIGNMENT AGREEMENT ("Agreement") is made as of the 28th day of November, 2000, by and among Serono, Inc., a Delaware corporation ("Seller"), Transkaryotic Therapies, Inc., a Delaware corporation ("Buyer"), and joined in for the limited purposes set forth herein by Stewart Title Insurance Company, as escrow agent ("Escrow Agent").

                                   BACKGROUND

         A. Seller is the owner of the following real and personal property (collectively, the "Property"):

         (1) The land with the improvements thereon ("Improvements") on a certain parcel of land located at 78-80 Pacella Park Drive, Randolph, Norfolk County, Massachusetts, as more particularly described in EXHIBIT A hereto, together with all easements, rights and privileges appurtenant thereto (the "Real Property");

         (2) All personal property, fixtures and equipment now located in or attached to the Real Property, including without limitation the personal property, fixtures and equipment listed in EXHIBIT A-1 hereto; and

         (3) All existing intangible property used by Seller in connection with the operation of the foregoing, including, without limitation, all contract rights, guarantees, licenses, permits and warranties.

         B. Seller is the tenant under a lease of certain premises located at 76 Pacella Park Drive, Randolph, Norfolk County, Massachusetts ("Leased Premises") dated October 16, 1984, as amended by a First Amendment dated as of August 1, 1987, an undated Second Amendment, and a Third Amendment dated as of January 27, 1993 (as so amended, the "Lease").

         C. Seller is prepared to sell, transfer and convey the Property to Buyer, to assign its interest under the Lease to Buyer, and to provide a guaranty of certain obligations of Buyer under the Amended Lease (as defined in Section 4.1.9 below), and, subject to the terms of Section 4.1.9 below, Buyer is prepared to purchase and accept the same from Seller and to assume Seller's obligations under the Lease, all for the purchase price and on the other terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

         In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

         1. SALE AND PURCHASE; ASSIGNMENT AND ASSUMPTION. Seller hereby agrees to sell, transfer and convey the Property to Buyer, and to assign its interest under the Lease to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, and to assume the


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obligations of Seller under the Lease, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

         2. PURCHASE PRICE. The purchase price for the Property (the "Purchase Price") shall be Nine Million and 00/100 Dollars ($9,000,000.00), and the consideration for the assignment of the Lease shall be the assumption thereof by Buyer, which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

            2.1. DEPOSIT. By December 1, 2000, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (such amount, with all interest earned thereon, shall hereinafter be referred to as the "Deposit"). The Deposit shall be held in an insured, interest bearing account by Escrow Agent, with interest credited to Buyer, and shall be applied to the Purchase Price hereunder. The Deposit shall be non-refundable (except as provided in Sections 4.1.4.2, 4.1.5, 4.1.6, 5, 9 and 10.2 hereunder), but shall be applied to the Purchase Price at the Closing.

            2.2. PAYMENT AT CLOSING. At the consummation of the transaction contemplated hereby (the "Closing"), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the Deposit. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

         3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

            3.1. AUTHORITY. Seller is a corporation duly formed and validly existing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement have been duly authorized.

            3.2. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or the Lease, or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing, except for the agreements to be obtained from Trinet Property Partners Limited Partnership ("Landlord") with respect to the Lease and the Leased Premises under the provisions of Section 4.1.9 below. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality, and no consent of any third party (other than Landlord) is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms.

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            3.3. LEASES; SUBLEASES. There are no leases or occupancy agreements currently in effect that affect the Property. The only lease which affects the Leased Premises is the Lease, a true, correct, and complete copy of which is attached hereto as SCHEDULE 3.3. There are no other agreements, written or oral, with respect to the Lease, other than as set forth in SCHEDULE 3.3. There are no subleases or occupancy agreements (other than the Lease) currently in effect that affect the Leased Premises.

            3.4. NO CONDEMNATION. There is no pending or, to the best of Seller's actual knowledge, contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Property or the Leased Premises.

            3.5. NO RIGHTS IN OTHERS. No person or other entity has any right or option to acquire, lease, sublease, or occupy all or any portion of the Property granted or arising by, through or under Seller. No person or other entity has any right or option to acquire, lease, sublease, or occupy all or any portion of the Leased Premises granted or arising by, through or under Seller, except for Seller's option to purchase the Leased Premises set forth in the Lease.

            3.6. CONTRACTS. There are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements in effect with respect to the Property or the Leased Premises, except for cleaning, landscaping and security arrangements made by Seller which shall be terminated by Seller by the Closing.

            3.7. COMPLIANCE. Seller has received no notice of, and to the best of Seller's actual knowledge, there are no existing violations of any federal, state, or municipal laws, ordinances, orders, codes, regulations or requirements affecting the Property or the Leased Premises.

            3.8. LITIGATION. There is no action, suit or proceeding pending or, to the best of Seller's actual knowledge, threatened against or affecting the Property or the Leased Premises, or arising out of the ownership, management or operation of the Property, the Leased Premises, this Agreement or the transactions contemplated hereby.

            3.9. ENVIRONMENTAL MATTERS. To the best of Seller's actual knowledge, Seller has not generated, stored, or disposed other than in compliance with law, nor has Seller released or discharged, any hazardous substances or wastes from or on the Property or the Leased Premises, nor, except as disclosed in Schedule 3.9, has there been any generation, storage, release, discharge or disposal of such hazardous substances or wastes from or on the Property or the Leased Premises by any other party, other than the generation, storage and disposal of Hazardous Substances used by Seller in its business operations in accordance with applicable law. As used in this Agreement, the terms "Hazardous Substances" and "Hazardous Wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder, the Resource Conservation and Recovery Act, as amended, and the regulations thereunder, and the Federal Clean Water Act, as amended, and the regulations thereunder, and such terms shall also include asbestos, petroleum products, radioactive materials and any regulated substances under any Federal, State or local environmental law, regulation or ordinance.

                                      -3-
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            3.10. FIRPTA. Seller is not a "foreign person" as defined in Section
1445(f)(3) of the Internal Revenue Code.

            3.11. CONTINUING OBLIGATIONS. There are no contractual or governmental obligations in connection with the Property or the Leased Premises which will be binding upon Buyer after Closing, except the Amended Lease (as defined in Section 4.1.9 below), which are not recorded with the Norfolk Registry of Deeds or filed in the Norfolk Registry District of the Land Court.

            3.12. BANKRUPTCY. Seller, as debtor, has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

         For the purpose of this Article 3, the term "to the best of Seller's actual knowledge" shall mean the actual knowledge of Seller, after reasonably diligent inquiry.

         4. CONDITIONS PRECEDENT. The respective obligations of Buyer and Seller are expressly conditioned on the satisfaction of certain conditions as more specifically set forth in this Section 4.

            4.1. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All of Buyer's obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer's option):

                 4.1.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

                 4.1.2 PERFORMANCE BY SELLER. Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

                 4.1.3 DOCUMENTS AND DELIVERIES. All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

                 4.1.4 ACCESS; CONDITIONS TO CLOSING.

                       4.1.4.1. During the term of this Agreement, Buyer, its agents and representatives, after having provided Seller with reasonable prior notice, shall be entitled to enter upon the Property and the Leased Premises to perform inspections and tests of the Property and the Leased Premises, including without limitation, surveys, environmental studies, engineering studies, structural inspections, and similar examinations and tests, review of lease documentation, title and survey matters, review of permits, approvals, and governmental

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records, review of facility and safety records, and inventory of furniture, fixtures and equipment, and facility related documentation, including records of facility validation, facility maintenance, and facility and equipment decommissioning. Buyer shall comply with all applicable provisions of the Lease in making any such entry upon the Leased Premises. Buyer shall repair any damage to the Property or the Leased Premises caused by any entry, tests or investigations conducted by Buyer, and indemnify Seller from any and all personal injury or property damage resulting therefrom. The foregoing indemnification shall survive Closing or the termination of this Agreement.

                       4.1.4.2. Buyer may terminate this Agreement in its sole discretion in the event of Buyer's dissatisfaction with the environmental condition of the Property or the Leased Premises by giving written notice of such dissatisfaction and election to Seller on any day prior to and including December 1, 2000 (the period from the date hereof to December 1, 2000, the "Environmental Evaluation Period"), in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. Such notice shall state the basis for Buyer's dissatisfaction, provided that in no event shall Seller have any right to challenge Buyer's dissatisfaction, it being expressly understood that Buyer may terminate this Agreement under the provisions of this Section 4.1.4.2 in its sole discretion. Buyer shall deliver with such notice copies of any reports, studies, evaluations, surveys or the like made or received by Buyer with respect thereto, provided that Buyer shall have no duty to perform or complete any such reports or other materials, nor shall Buyer be obligated to cause the preparer thereof to permit Seller or any other party to rely thereon. In the absence of such written notice by said time limit, the contingency provided for in this Section 4.1.4.2 no longer shall be applicable, and this Agreement shall continue in full force and effect, with disposition of the Deposit becoming limited to the provisions of Sections 2.1, 5, 9, 10.1 and 10.2, as applicable.

                 4.1.5. SURVEY. Buyer shall approve or disapprove the Survey, as hereinafter defined, in the following manner:

                       (a) NOTICE. Buyer shall be responsible for obtaining an update of the survey of the Property delivered by Seller to Buyer, and shall be responsible for obtaining a survey of the Leased Premises (collectively, the "Survey"). On or before December 1, 2000, Buyer shall give notice to Seller of Buyer's approval of the Survey or disapproval of any matters thereon ("Survey Exceptions"). Buyer's failure to give any notice within the time limit shall be deemed approval of the Survey, and this contingency shall be deemed satisfied.

                       (b) SURVEY CURE PERIOD. Seller shall have the right, but not the obligation, to remove any Survey Exceptions within thirty (30) days after Buyer's notice of disapproval ("Survey Cure Period"), either by obtaining the surveyor's written agreement to make appropriate changes to the Survey or by taking other steps reasonably satisfactory to Buyer to permit such changes to the Survey.

                       (c) WAIVER OF UNCURED MATTERS. If Seller does not cure any Survey Exceptions within the Survey Cure Period, Buyer shall have three (3) business days to give Seller written notice that Buyer waives its objections to the Survey Exceptions. If Buyer does not give such notice by said time limit, this Agreement shall terminate whereupon the


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Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If this Agreement is so terminated, Buyer shall provide to Seller copies of the written documents obtained in the course of its inspections.

                       (d) APPROVED SURVEY. The Survey, as approved by Buyer pursuant to clause (a) above and with any waivers by Buyer pursuant to clause
(c) above, is referred to herein as the "Approved Survey".

                 4.1.6. TITLE. Buyer shall review and approve or disapprove the condition of title to the Property and the Leased Premises in the following manner:

                       (a) REPORT AND NOTICE. Seller has delivered to Buyer a copy of Seller's policy of title insurance for the Property. Buyer has obtained an update thereof, and has obtained a title examination of the Leased Premises (collectively, the "Title Report"), a copy of which is attached hereto as
SCHEDULE 4.1.6. Buyer has given notice to Seller of Buyer's disapproval of certain exceptions to title through the date of the Title Report (the title exceptions listed as disapproved in such notice, the "Disapproved Exceptions"), a copy of which notice is also included in Schedule 4.1.6.

                       (b) TITLE CURE PERIOD. Seller shall have the right, but not the obligation, by December 1, 2000 (the "Title Cure Period"), to (i) remove any Disapproved Exceptions or (ii) agree to use reasonable and diligent efforts to remove any Disapproved Exceptions on or before the Closing. If Seller gives notice, within the Title Cure Period, that Seller will make reasonable and diligent efforts to remove any such Disapproved Exception on or before the Closing, then Seller shall proceed with such efforts, but shall not be required to spend or incur costs of more than $100,000 in doing so. If Seller should be unable to accomplish such removal on or before the Closing, the title conditions to Closing under this Section 4.1.6 shall be deemed unsatisfied, and Buyer shall have the option in such regard set forth in Section 5.1. With respect to any Exception consisting of a financial encumbrance in a liquidated, fixed amount, such as a mortgage, deed of trust, or other debt security, or any delinquent real estate taxes or mechanic's liens outstanding against the Property, such matter shall automatically be deemed a Disapproved Exception; Seller hereby covenants to remove any such Exception on or before the Closing, provided that Seller may use the proceeds from the Purchase Price to do so as set forth in
Section 14.8.

                       (c) WAIVER OF UNCURED EXCEPTIONS. If Seller does not remove or agree to remove any Disapproved Exception within the Title Cure Period, Buyer shall have until December 10, 2000 to give Seller notice that Buyer waives its objections to such Exception. If Buyer does not give such notice by such time limit, this Agreement shall terminate whereupon the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

                       (d) APPROVED TITLE. The condition of title, as approved by Buyer pursuant to clause (a) above and with any waivers by Buyer pursuant to clause (c) above, is referred to herein as the "Approved Title."

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                       (e) LATER CHANGES TO CONDITION OF TITLE. Buyer shall have
the right to approve or disapprove any exceptions to title that are revealed by the Survey or become of record after there is an Approved Title.

                 4.1.7. MATERIAL ADVERSE CHANGE. Between the expiration of the Inspection Period and the date of Closing, there shall have been no material adverse change in the financial or physical condition of the Property or the Leased Premises, and no change to title or survey matters from the Approved Title and the Approved Survey shall have arisen, which change would be unacceptable to Buyer's mortgagee or to a reasonably prudent buyer.

                 4.1.8. POSSESSION. The Property and the Leased Premises shall be delivered to the Buyer at the Closing free of any tenants or other occupants.

                 4.1.9. AMENDED LEASE, GUARANTY, AND NON-DISTURBANCE AGREEMENT. Prior to December 1, 2000, (a) Buyer and Landlord shall have reached agreement as to the form of lease and notice thereof which will amend, restate, and supercede the Lease at the time of Closing ("Amended Lease"), and Buyer, Seller and Landlord shall have reached agreement as to the form of guaranty to be provided by Seller to Landlord with respect to the Amended Lease ("Guaranty"), on terms and conditions satisfactory to Buyer in its sole discretion, and (b) all mortgagees of the Leased Premises and any other party having approval rights with respect thereto shall have approved the Amended Lease (including, without limitation, the option to purchase set forth therein) and the transaction contemplated by this Agreement, and shall have reached agreement with Buyer as to a commercially reasonable Subordination, Nondisturbance and Attornment Agreement (collectively, the "Non-Disturbance Agreement") with respect to the Amended Lease to be provided by such mortgagees at the time of Closing. Seller retains the right to act in its sole discretion in agreeing or not agreeing to
(a) the particular terms of the Guaranty which Seller is to provide, and (b) if Seller is required to execute the Non-Disturbance Agreement, any terms of such agreement which affect Seller.

                 Seller and Buyer shall share equally the cost of Landlord's legal expenses in connection with the Amended Lease, the Guaranty, and the Non-Disturbance Agreement, up to a maximum payment by each party of no more than Ten Thousand ($10,000.00) Dollars.

                 4.1.10 PERMITTING CONTINGENCY. Buyer shall have obtained from the Town of Randolph Zoning Board of Appeals, the Randolph Board of Health, and any other governmental body having jurisdiction amendments of the existing special permits or new special permits for each of the Property and the Leased Premises, permits for the use of recombinant DNA, and such other permits as are required by the Town of Randolph to permit the use of the Property and the Leased Premises for Buyer's intended biotechnology research, manufacturing, office and storage activities, on terms and conditions satisfactory to Buyer in its sole discretion, and all appeal periods therefrom shall have expired without appeal having been taken ("Permitting Contingency"). Buyer agrees to use diligent efforts to pursue such relief, including the timely filing of applications, and attendance at all hearings related thereto. Seller hereby agrees to cooperate in such proceedings, and to attend such hearings in support of Buyer's requested relief. Buyer shall furnish Seller with copies of its applications and other filings, and shall keep Seller advised as to the progress of such proceedings.

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            4.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. All of Seller's
obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Seller, at Seller's option):

                 4.2.1. ACCURACY OF REPRESENTATIONS. All of the representations and warranties of Buyer contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

                 4.2.2. AMENDED LEASE AND NON-DISTURBANCE AGREEMENT. Simultaneous with the Closing, Buyer and Landlord shall have entered into the Amended Lease and Non-Disturbance Agreement (and the mortgagees shall have executed same), and Seller and Landlord shall have entered into the Guaranty, in forms to be mutually agreed in accordance with Section 4.1.9.

                 4.2.3. GUARANTY REIMBURSEMENT AGREEMENT. Prior to December 1, 2000, and in conjunction with Buyer, Seller and Landlord agreeing as to the form of Amended Lease and Guaranty pursuant to Section 4.1.9 above, Buyer and Seller shall have reached agreement as to a form of contract whereby Buyer agrees to reimburse Seller for Seller's expenditures, if any, under the Guaranty (the "Guaranty Reimbursement Agreement"). Also, at the Closing, Buyer and Seller shall mutually execute and deliver such Guaranty Reimbursement Agreement.

                 4.2.4. PERFORMANCE BY BUYER. Buyer shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

                 4.2.5. DOCUMENTS AND DELIVERIES. All instruments and documents required on Buyer's part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Seller and shall be in form and substance consistent with the requirements herein.

         5. FAILURE OF CONDITIONS.

            5.1. CONDITIONS TO BUYER'S PERFORMANCE. (a) Except as otherwise provided in Section 5.1(b) below or Section 10.2 hereof, in the event Seller shall not be able to convey title to the Property and leasehold title to the Leased Premises on the date of Closing in accordance with the provisions of this Agreement, or if the conditions to Buyer's performance set forth in Article 4 have not been satisfied, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of (i) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price and proceeding to Closing, or (ii) declining to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer. Such election to terminate this Agreement and have the Deposit returned shall be Buyer's sole remedy for Seller's inability to perform its obligations hereunder or the failure of any conditions to Closing


                                      -8-
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to be satisfied. Seller shall not have any liability to Buyer for any such inability to perform or failure of conditions, nor any obligation to cure any defects or other matters which may cause such inability or failure or which may otherwise exist or apply with respect to the Property or the Leased Premises, except as expressly set forth in this Agreement to the contrary.

            (b) PERMITTING CONTINGENCY. In the event that the Permitting Contingency has not been satisfied by March 1, 2001, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of (i) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, including the Permitting Contingency, with no deduction from or adjustment of the Purchase Price and proceeding to Closing, or
(ii) declining to proceed to Closing. In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer. Such election to terminate this Agreement and have the Deposit returned shall be Buyer's sole remedy for the failure of the Permitting Contingency to be satisfied. Seller shall not have any liability to Buyer for any such failure of the Permitting Contingency to be satisfied, provided that Seller has performed its obligations under Section 4.2.5 above.

            5.2. CONDITIONS TO SELLER'S PERFORMANCE. In the event that the conditions to Seller's performance set forth in Article 4 have not been satisfied by the Closing, then Seller shall have the option, exercisable by written notice to Buyer at or prior to Closing, to decline to proceed to Closing. In such event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer.

         6. REPRESENTATIONS OF BUYER. Buyer represents and warrants that:

            6.1. AUTHORITY. Buyer is a Delaware corporation, duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

            6.2. NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer do not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing. No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

         7. CLOSING; DELIVERIES.


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            7.1. TIME OF CLOSING. The Closing shall take place on a date specified by written notice from Buyer to Seller but no later than the earlier to occur of (a) fifteen (15) days after satisfaction of the Permitting Contingency, or (b) March 31, 2001, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

            7.2. SELLER DELIVERIES. At Closing, Seller shall deliver to Buyer the following, and it shall be a condition to Buyer's obligation to close that Seller shall have delivered the same to Buyer:

                 7.2.1. A Massachusetts Quitclaim Deed to the Real Property from Seller to Buyer, duly executed and acknowledged by Seller, together with authority of the signatory thereto, in form satisfactory to Buyer and its title insurer in their reasonable discretion, and subject only to such title matters as are approved by Buyer pursuant to Section 4.1.6.

                 7.2.2. A Bill of Sale to the Property (other than the Real Property) from Seller to Buyer, duly executed and acknowledged by Seller, in form reasonably satisfactory to Buyer, conveying the property subject thereto without encumbrance.

                 7.2.3 An Assignment and Assumption of Lease with respect to the Lease in the form attached hereto as SCHEDULE 7.2.3, duly executed by Seller.

                 7.2.4. Copies of all architectural and engineering drawings and specifications and utilities layout plans for the construction of the Improvements and the Leased Premises which are in the possession of Seller.

                 7.2.5. Such affidavits or letters of indemnity as the title insurer shall require, consistent with such documentation as is customarily required by title insurance companies in connection with commercial real estate closings in the Commonwealth of Massachusetts, in order to issue, without extra charge, an owner's policy of title insurance for the Property and a leasehold policy of title insurance for the Leased Premises, free of any exceptions for unfiled mechanics' or materialmen's liens for work performed by Seller prior to Closing and free of any exception for parties in possession.

                 7.2.6. A Non-Foreign Affidavit as required by the Foreign Investors in Property Tax Act ("FIRPTA"), as amended, in the form of EXHIBIT B, duly executed by Seller.

                 7.2.7. A certification by Seller that all representations and warranties made by Seller in this Agreement are true and correct on the date of Closing.

                 7.2.8 The Amended Lease and the Notice of Lease with respect thereto, duly executed by Landlord, and the Guaranty, duly executed by Seller, together with evidence of authority of the signatories thereto.

                 7.2.9 The Non-Disturbance Agreement, duly executed by Seller (if required) and all mortgagees of the Leased Premises.

                 7.2.10 All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

            7.3. BUYER DELIVERIES. At Closing, Buyer shall deliver to Seller the following, and it shall be a condition to Seller's obligation to close that Buyer shall have delivered the same to Seller:

                 7.3.1. In accordance with Seller's instructions, a wire transfer in the amount required under Article 2 hereof (subject to the adjustments provided for in this Agreement), transferred in immediately available funds to the order or account of Seller or to such other person or persons as Seller shall designate in writing.

                 7.3.2 An Assignment and Assumption of Lease with respect to the Lease in the form attached hereto as SCHEDULE 7.2.3, duly executed by Buyer.

                 7.3.3. A certification by Buyer that all representations and warranties made by Buyer in this Agreement are true and correct on the date of Closing.

                 7.3.4. The Amended Lease and the Notice of Lease with respect thereto, duly executed by Buyer, together with evidence of authority of the signatory thereto.

                 7.3.5. The Non-Disturbance Agreement, duly executed by Buyer.

                 7.2.6 The Guaranty Reimbursement Agreement, duly executed by Buyer.

                 7.3.7. All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

         8. TAXES; UTILITIES CHARGES; EXPENSES.

            8.1. TAXES, UTILITIES CHARGES AND LEASE ADJUSTMENTS. All estate taxes, charges and assessments affecting the Property ("Taxes"), all charges for water, electricity, sewer rental, gas, telephone and all other utilities ("Utilities Charges"), and all rents and other amounts due under the Lease ("Lease Adjustments") shall be prorated on a per diem basis as of the date of Closing. If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued. If any Utilities Charges or Lease Adjustments cannot conclusively be determined as of the date of Closing, then the same shall be adjusted at Closing based upon the most recently issued bills thus far and shall be re-adjusted within 180 days after the end of the calendar year in which the Closing occurs after final Utilities Charges and Lease Adjustments are determined.

            8.2. EXPENSES. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Buyer, in addition to its other expenses, shall pay at Closing all recording charges incident to the recording of the deed for the Property, and the Notice of Lease and Non-Disturbance Agreement with respect to the Amended Lease, and premiums for Buyer's title insurance policy and survey. Seller, in addition to its other expenses, shall pay at Closing all documentary stamps, deed stamps and realty transfer taxes.

         9. DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE.

            9.1 If at any time prior to the Closing, a fire or other casualty results in damage to the Property or to the Leased Premises having a restoration cost in excess of $50,000, and cannot be restored to its original condition prior to Closing, or if all or any portion of the Property or the Leased Premises is condemned or taken by eminent domain, then, at Buyer's option, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and, except as expressly set forth herein, neither party shall have any further obligation or liability to the other hereunder.

            9.2 If there is any damage or destruction or condemnation or taking, as above set forth, and if Buyer elects not to terminate this Agreement as therein provided, or if such casualty results in a restoration cost less than $50,000, then (1) in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing, and (2) in the case of a casualty, Seller shall assign to Buyer at the Closing all rights to any insurance proceeds paid or payable under the applicable insurance policies, and shall pay over to Buyer or deduct from the Purchase Price any deductible thereunder, in either event without adjustment to the Purchase Price (except for the deductible as aforesaid). Seller shall maintain its existing insurance in effect during the term of this Agreement, a copy of which Seller shall furnish to Buyer.

         10. REMEDIES.

             10.1. BUYER DEFAULT. In the event Buyer breaches its obligation to complete the purchase of the Property and assignment of the Lease, or to perform any of its other obligations under this Agreement, then Seller shall, as its sole remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default. Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein. Buyer and Seller acknowledge that the damages to Seller resulting from Buyer's breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties' best efforts to approximate such potential damages.

            10.2. SELLER DEFAULT. In the event Seller breaches its obligation to complete the sale of the Property and the assignment of the Lease, or to perform any of its other obligations under this Agreement, Buyer may, as its sole remedy therefor, either (i) enforce specific performance of this Agreement against Seller, or (ii) terminate this Agreement, receive a return of the Deposit, and recover from Seller all out-of-pocket expenditures reasonably and actually incurred by Buyer in connection with this Agreement, up to a maximum of Seventy-Five Thousand ($75,000.00) Dollars.

         11. NOTICES. All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

            11.1. If to Seller:

                  Serono Laboratories, Inc.
                  100 Longwater Circle
                  Norwell, MA 02061
                  Fax No.  -
                  Attention: A. Peter Frank, Esq., General Counsel

                  With a copy to:

                  William A. Kuncik, P.C., Esq.
                  Nixon Peabody LLP
                  101 Federal Street
                  Boston, MA 02110

            11.2. If to Buyer:

                  Transkaryotic Therapies, Inc.
                  195 Albany Street
                  Cambridge, MA 02139
                  Fax No.: 617-491-7903
                  Attention: Mr. Daniel Geffken, Vice President and
                             Chief Financial Officer

                  With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Fax No.: 617-526-5000
                  Attention: Katharine E. Bachman, Esq.

            11.3 If to the Escrow Agent to:

                 Stewart Title Insurance Company
                 99 Summer Street
                 Boston, MA 02110
                 Fax No.: 617-737-8370
                 Attention: Marie L. Franco, Esq.

Any such notice or communication shall be deemed given when deposited with the U.S. Mail, registered or certified mail, return receipt requested, postage prepaid, or when deposited with a recognized national overnight courier service.

         12. BROKERS. Buyer and Seller each represent to the other that it has not dealt with any broker or agent in connection with this transaction. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this Section 12. The provisions of this Section 12 shall survive Closing or the termination of this Agreement.

         13. ESCROW AGENT. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

             13.1. OBLIGATIONS. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement or any subsequent written instructions duly executed by Seller and Buyer, and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

             13.2. RELIANCE. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes is genuine, valid or authentic, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

             13.3. INDEMNIFICATION. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity. The respective obligations of Seller and Buyer under this Section 13.3 shall be apportioned equally between Seller and Buyer, i.e., fifty percent (50%) for each of Seller and Buyer.

             13.4. DISPUTES. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from and signed by both Buyer or Seller, or a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action or a settlement agreement duly executed by all necessary parties is received.

             13.5. COUNSEL. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

         14. MISCELLANEOUS.

             14.1. ASSIGNABILITY. Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the prior written consent thereto by Seller, which consent shall be in Seller's sole discretion, provided that Buyer may assign or transfer such rights and obligations to any entity in which Buyer or an affiliate thereof has a controlling interest without the consent of Seller, provided that any such assignee or transferee of Buyer's obligations duly executes an assumption agreement reasonably satisfactory to Seller.

             14.2. GOVERNING LAW; BIND AND INURE. This Agreement shall be governed by the law of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

             14.3. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

             14.4. HEADINGS. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

             14.5. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             14.6. EXHIBITS. All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

             14.7. SURVIVAL; LIMITATION OF RECOVERY. Each of the warranties and representations of Seller set forth in Article 3 and Buyer set forth in Article 6 shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that (a) any suit or action for breach of any of the representations or warranties set forth herein must be commenced within one (1) year after the Closing or any claim based thereon shall be deemed irrevocably waived, and (b) the maximum amount which either party may recover hereunder shall be Five Hundred Thousand ($500,000.00) Dollars. The parties' indemnities under Sections
4.4.4.1 and 12 shall also survive the Closing. The delivery and acceptance of the deed and other closing documents hereunder shall be deemed a full performance and discharge of all of the parties' other agreements, obligations and covenants hereunder.

             14.8. USE OF PROCEEDS TO CLEAR TITLE. To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer's attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the Commonwealth of Massachusetts.

             14.9. SUBMISSION NOT AN OFFER OR OPTION. The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

             14.10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

             14.11 STANDSTILL AGREEMENT. Seller hereby covenants and agrees that during the time that this Agreement is in effect, Seller will not: (i) market, advertise or otherwise offer, solicit offers, or accept offers to sell the Property or assign, sublet or otherwise transfer its interest under the Lease;
(ii) sell the Property or any portion thereof, or assign, sublet or otherwise transfer its interest under the Lease, to any third party; or (iii) voluntarily encumber the Property or its interest under the Lease in any way. Each party hereby agrees not to issue any press releases or other statements to the public, other than as necessary to satisfy the Permitting Contingency, with respect to the transaction which is the subject of this Agreement until the Closing has been consummated.


                            (signatures on next page)

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SELLER:                             SERONO, INC., a
                                    Delaware corporation


                                    By: /s/ Peter Frank
                                        ---------------------------------------
                                        Name:  Peter Frank
                                        Title: Vice-President



BUYER:                             TRANSKARYOTIC THERAPIES, INC. a
                                   Delaware corporation


                                   By: /s/ Daniel E. Geffken
                                       ----------------------------------------
                                       Name:  Daniel E. Geffken
                                       Title: Vice President Finance and
                                              Chief Financial Officer


ESCROW AGENT:                      STEWART TITLE INSURANCE COMPANY


                                   By: /s/ Marie L. Franco
                                       ----------------------------------------
                                       Name:  Marie L. Franco
                                       Title: National Underwriting Counsel

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                           Description of Land

Exhibit A-1                         Inventory of Personal Property, Fixtures,
                                    and Equipment

Exhibit B                           FIRPTA Affidavit

Schedule 3.3                        Lease

Schedule 3.9                        Environmental Information

Schedule 4.1.6                      Title Report and Exceptions

Schedule 7.2.3                      Form of Assignment and Assumption of Lease

                                    EXHIBIT A

                             DESCRIPTION OF THE LAND

                               (Follows this Page)

                                   EXHIBIT A-1

             INVENTORY OF PERSONAL PROPERTY, FIXTURES, AND EQUIPMENT
                                    107250-145

                                    EXHIBIT B

                                FIRPTA AFFIDAVIT

                               (Follows this Page)

                              NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _______________________________ ("Seller"), the undersigned hereby certifies the following:

         1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2.       Seller's U.S. taxpayer identification number is [___________];
                  and

         3.       Seller's address is ________________________________.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete, and further declares that it has authority to sign this document.

Date:  As of _____________, ____

                                            By:
                                                -------------------------------
                                                Name:
                                                Title

                                  SCHEDULE 3.3

                                      Lease

                                  See attached

                                  SCHEDULE 3.9

                            Environmental Information

1. Environmental Evaluation dated September, 1992, prepared by Zecco, Inc. for Seller

2. On or about October 23, 2000, Buyer was informed by its environmental consultant that analytical results obtained from a surficial soil sample collected beneath a thirty-gallon drum located in the wooded area in the rear of the Premises indicated a concentration of Extractable Petroleum Hydrocarbons ("EPH") of 240 mg/kg. A copy of the communication to Buyer is attached hereto. The Massachusetts Contingency Plan, 30 CMR 40.000 et seq., requires reporting to the Massachusetts Department of Environmental Protection of EPH concentrations in S1 soils which exceed 200 mg/kg unless such concentrations are timely addressed by a Limited Removal Action, as described at 310 CMR 40.0318.

         In November, 2000 Seller had a Limited Removal Action performed in accordance with 310 CMR 40.0318, since less than 100 cubic yards of the above-described soil were required to be removed. This soil was removed, transported and disposed of in accordance with applicable law. Seller hereby agrees to provide Buyer with such documentation of the foregoing Limited Removal Action as Buyer may reasonably request.

                                 SCHEDULE 4.1.6

                           Title Report and Exceptions

                                  See attached

                                 SCHEDULE 7.2.3

                   Form of Assignment and Assumption of Lease

                                  See attached

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is entered into effective as of the [_______] day of [_______________] [_______], between
Serono, Inc., a Delaware corporation ("Assignor"), whose address is 100 Longwater Circle, Norwell, Massachusetts 02061, and Transkaryotic Therapies, Inc., a Delaware corporation ("Assignee"), whose address is 195 Albany Street, Cambridge, Massachusetts 02139.

         1. REFERENCE TO PURCHASE AND SALE AND ASSIGNMENT AGREEMENT. Reference is made to a Purchase and Sale and Assignment Agreement dated November ___, 2000 (the "Purchase Agreement") between Assignor, as seller, and Assignee, as buyer, pursuant to which, inter alia, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, Assignor's interest in the lease described in Exhibit A attached hereto (the "Lease"). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

         2. ASSIGNMENT. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor as tenant in, to and under the Lease, together with all security deposits thereunder (the "Security Deposit").

         3. ASSUMPTION. Assignee hereby assumes, and agrees to be bound by, all of the covenants, agreements and obligations of Assignor as tenant under the Lease, that shall arise or be incurred, or that are required to be performed, on and after the date of this Assignment.

         4. INDEMNITY. Assignee shall indemnify, defend and hold harmless Assignor from any loss, cost, claim, liability, expense (including reasonable attorney's fees) or demand of whatever nature under the Lease arising or accruing on or after the date hereof. Assignor shall indemnify, defend and hold harmless Assignee from any loss, cost, claim, liability, expense (including reasonable attorney's fees) or demand of whatever nature under the Lease arising or accruing before the date hereof.

         5. BINDING EFFECT. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

                                         SELLER:

                                         SERONO, INC.

                                         By:
                                             ----------------------------------

                                         BUYER:

                                         TRANSKARYOTIC THERAPIES, INC.

                                         By:
                                             ----------------------------------

                                    EXHIBIT A



                                      -29-